EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121641) of American Eagle Outfitters, Inc., of our report dated June 27, 2006 relating to the financial statements of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan, which appears in this Form 11-K.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York

June 29, 2006